UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

SIGNAL BAY, INC.
(Exact name of registrant as specified in its charter)

 Colorado
(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

62930 O.B. Riley Rd #300 Bend, OR	97703
(Address of principal executive offices)	(zip code.)

541-633-4568

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

Lease Agreement:

On July 18, 2017, Signal Bay, Inc. (the “Company’) entered into a Building Office Lease with KJSJ Investments, LLC (the “LandLord”) to lease approximately 3,500 square feet of industrial space located at 3505 Cadillac Ave, Suite F1, Costa Mesa, CA (the “Premises”) for the Company’s new Southern California Testing Facility.

The New Lease commences on August 1, 2017. The New Lease terminates on the last day of the calendar month following the date that is sixty (60) months after the Commencement Date (the “Lease Term”), unless terminated earlier.

The New Lease provides for annual base rent of approximately $110 thousand in the first year of the Lease Term, which increases on a yearly basis up to approximately $142 thousand for the final year of the Lease Term.

The Company will also be obligated to pay to the Landlord for certain costs, taxes and operating expenses related with the New Lease and the Premises, subject to certain exclusions.

Note Purchase Agreement:

On July 14, 2017, Signal Bay, Inc. (the “Company”) entered into an 8% convertible promissory note (the "Note") with LG Capital Funding, LLC. ("Lender") in the amount of $275,600. The company received $250,000 and it was funded on July 18, 2017 (Purchase Date).

The company can prepay the note based on the following schedule.

Days Since Effective Date	Prepayment Amount
0-90	110% of Principal Amount
91-180	125% of Principal Amount

Lender has the right at any time following an Event of Default, at its election, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any part of the Outstanding Balance into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0.0001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price. The conversion shall be equal to (a) 75% of the lowest trading price of the Company's common stock during the 15 consecutive trading days prior to the date on which Holder elects to convert all or part of the Note.

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Note Purchase Agreement:

On July 14, 2017, Signal Bay, Inc. (the “Company”) entered into an 8% convertible promissory note (the "Note") with Adar Bays, LLC. ("Lender") in the amount of $275,600. The company received $250,000 and it was funded on July 18, 2017 (Purchase Date).

The company can prepay the note based on the following schedule.

Days Since Effective Date	Prepayment Amount
0-90	110% of Principal Amount
91-180	125% of Principal Amount

Lender has the right at any time following an Event of Default, at its election, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any part of the Outstanding Balance into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0.0001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price. The conversion shall be equal to (a) 75% of the lowest trading price of the Company's common stock during the 15 consecutive trading days prior to the date on which Holder elects to convert all or part of the Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

The Company’s press release dated July 18, 2018 reporting the new lease agreement with KJSJ Investments, LLC is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 9.01 Financial Statements and Exhibits.

10.1	EVIO California, Inc. lease agreement with KJSJ Investments, LLC

10.2	LG Capital Funding, LLC Convertible Promissory Note

10.3	Adar Bays, LLC Convertible Promissory Note

99.1	Press release dated July 18, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Signal Bay, Inc.

Dated: July 24, 2017	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO

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